Exhibit 4.5

EXECUTION VERSION

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is dated as of August 21, 2015, and is between Patriot National, Inc., a Delaware corporation (the “Company”), In Touch Holdings LLC, a Florida limited liability company (“ITH”) and Brandon G. Phillips (together, the “Stockholders” and individually a “Stockholder”).

RECITALS

WHEREAS, the Company and each of the Stockholders are party to that certain Membership Interest Purchase Agreement, dated as of July 20, 2015, by and among Global HR Research LLC, a Florida limited liability company, the Stockholders, James E. Parker and Ivette Ruiz Babylon as sellers, Brandon G. Phillips as the Sellers’ Representative, and the Company, as buyer (as amended, the “Purchase Agreement”), as amended by that certain Amendment No. 1 to the Membership Purchase Agreement, dated as of August 21, 2015;

WHEREAS, pursuant to the Purchase Agreement, the Stockholders have been or will be issued Common Stock (as defined below) of the Company and are entitled to certain piggyback registration rights with respect to such Common Stock;

NOW, THEREFORE, the parties agree as follows:

ARTICLE I

DEFINITIONS

In this Agreement:

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person.

“Common Stock” means the shares of common stock, par value $0.001 per share, of the Company, and any other capital stock of the Company into which such common stock is reclassified or reconstituted.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Registrable Securities” means the Common Stock of the company issued to the Stockholders pursuant to the Purchase Agreement and subject to piggyback registration rights under this Agreement.

“SEC” means the U.S. Securities and Exchange Commission or any successor agency.

“Securities Act” means the Securities Act of 1933, as amended.

“shares” means shares of Common Stock of the Company. Shares held by a Stockholder that do not bear a Securities Act restrictive legend, which shares may be resold freely without registration under the Securities Act, will not be considered shares for purposes of this Agreement.

ARTICLE II

PIGGYBACK RIGHTS

2.1 Piggyback Registration.

(a) Right to Piggyback. If the Company proposes to file a registration statement (which shall include a shelf registration statement and any shelf takedown) under the Securities Act (a “Registration Statement”) with respect to an offering of Common Stock, whether or not for sale for its own account and whether or not an underwritten offering or an underwritten registration (other than a Registration Statement (x) on Form S-4, Form S-8 or any successor forms thereto or (y) filed to effectuate an exchange offer or any employee benefit or dividend reinvestment plan), then the Company shall give prompt written notice of such filing no later than 10 Business Days prior to the filing date (the “Piggyback Notice”) to all of the holders of Registrable Securities. The Piggyback Notice shall offer such holders the opportunity to include (or cause to be included) in such Registration Statement the number of Registrable Securities as each such holder may request (each, a “Piggyback Registration”). Subject to Section 2.1(b), the Company shall include in each such Piggyback Registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein (each a “Piggyback Request”) within 5 Business Days after notice has been given to the applicable holder. The Company shall not be required to maintain the effectiveness of the Registration Statement for a Piggyback Registration beyond the earlier to occur of (x) 270 days after the effective date thereof and (y) consummation of the distribution by the holders of the Registrable Securities included in such Registration Statement. Holders of Registrable Securities shall be entitled to include their Registrable Securities in an unlimited number of Piggyback Registrations pursuant to this Section 2.1(a).

(b) Priority on Piggyback Registrations. If any of the Registrable Securities to be registered pursuant to the registration giving rise to the rights under this Section 2.1(b) are to be sold in an underwritten offering, the Company shall use reasonable best efforts to cause the managing underwriter(s) of a proposed underwritten offering to permit holders of Registrable Securities who have timely submitted a Piggyback Request in connection with such offering to include in such offering all Registrable Securities included in each holder’s Piggyback Request on the same terms and subject to the same conditions as any other shares of capital stock, if any, of the Company included in the offering. Notwithstanding the foregoing, if the managing underwriter(s) of such underwritten offering advise the Company in writing that it is their good faith reasonable opinion that the total number or dollar amount of securities that such holders, the Company and any other Persons having rights to participate in such registration, intend to include in such offering is such as to adversely affect the price or marketing of the securities in such offering, then there shall be included in such underwritten offering the number or dollar amount of securities that in the opinion of such managing underwriter(s) can be sold without so adversely affecting such offering, and such number of Registrable Securities shall be allocated as follows: (i) first, all securities proposed to be sold by the Company for its own account; (ii) second, all securities proposed to be sold pursuant to the exercise of any demand registration rights; and (iii) all Registrable Securities requested to be included in such registration pursuant to this
Section 2.1(b), pro rata among such holders on the basis of the percentage of the Registrable Securities requested to be included in such Registration Statement by such holders together with all other securities requested to be included in such Registration Statement by other stockholders of the Company who have piggyback registration rights; provided that holders may, prior to the earlier of the (i) effectiveness of the Registration Statement and (ii) time at which the offering price and/or underwriter’s discount are determined with the managing underwriter(s), withdraw their request to be included in such registration pursuant to this Section 2.1(b).

2.2 Restrictions on Public Sale by Stockholders and the Company; Market Stand-Off Agreement. The Stockholders shall not sell, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale with respect to, any Common Stock (or other securities of the Company) held by the Stockholders (other than those included in the registration) for a period specified by the representatives of the managing underwriter or underwriters of Common Stock (or other securities of the Company convertible into Common Stock) not to exceed seven days prior and 60 days following any registered public sale of securities by the Company in which the Company gave the Stockholders an opportunity to participate in accordance with this Agreement. Each of the Stockholders also shall execute and deliver any “lock-up” agreement reasonably requested by the representatives of the underwriters (the term of which shall not exceed 180 days).

ARTICLE III

NOTICES, INFORMATION RIGHTS AND OTHER MATTERS

3.1 Notifications Regarding Registration Piggyback Rights. Any holder of Registrable Securities wishing to exercise its piggyback registration rights Section 2.1(a) must deliver a Piggyback Request to the Company. Such Piggyback Request must be given as soon as practicable, but in no event later than 5:00 pm, Florida time, on the 5th Business Days after a Piggyback Notice has been given to the applicable Stockholder.

3.2 Information by Stockholders. The holders of Registrable Securities included in any registration shall furnish to the Company such information regarding such holders and their Affiliates, the Registrable Securities held by them and the distribution proposed by such holders of Registrable Securities and their Affiliates as the Company may reasonably request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement. It is understood and agreed that the obligations of the Company under Section 2.1(a) or Section 2.1(b) are conditioned on the timely provisions of the foregoing information by such holders of Registrable Securities and, without limitation of the foregoing, will be conditioned on compliance by such holders of Registrable Securities with the following:

(a) such Stockholder or Stockholders will, and will cause their respective Affiliates to, cooperate with the Company in connection with the preparation of the applicable Registration Statement, and for so long as the Company is obligated to keep such Registration Statement effective, such Stockholder or Stockholders will and will cause their respective Affiliates to, provide to the Company, in writing and in a timely manner following the Company’s reasonable request, for use in such Registration Statement (and expressly identified in writing as such), all information regarding themselves and their respective Affiliates and such other information as may be required by applicable law to enable the Company to prepare such Registration Statement and the related prospectus covering the applicable Registrable Securities owned by such Stockholder or Stockholders and to maintain the currency and effectiveness thereof;

(b) during such time as such Stockholder or Stockholders and their respective Affiliates may be engaged in a distribution of the Registrable Securities, such Stockholder or Stockholders will, and they will cause their Affiliates to, comply with all laws applicable to such distribution, including Regulation M promulgated under the Exchange Act, and, to the extent required by such laws, will, and will cause their Affiliates to, among other things: (A) not engage in any stabilization activity in connection with the securities of the Company in contravention of such laws; (B) distribute the Registrable Securities acquired by it solely in the manner described in the applicable registration statement; and (C) if required by applicable law, cause to be furnished to each agent or broker-dealer to or through whom such Registrable Securities may be offered, or to the offeree if an offer is made directly by such Stockholder or Stockholders or their respective Affiliates, such copies of the applicable prospectus (as amended and supplemented to such date) and documents incorporated by reference therein as may be required by such agent, broker-dealer or offeree;

(c) such Stockholder or Stockholders shall, and they shall cause their respective Affiliates to, permit the Company and its representatives and agents to examine such documents and records and will supply in a timely manner any information as they may be reasonably requested to provide in connection with the offering or other distribution of Registrable Securities by such Stockholder or Stockholders; and

(d) on receipt of written notice from the Company of the happening of any of events that requires the suspension by such Stockholder or Stockholders and their respective Affiliates of the distribution of any of the Registrable Securities owned by such Stockholder or Stockholders, then such Stockholders shall, and they shall cause their respective Affiliates to, cease offering or distributing the Registrable Securities owned by such Stockholder or Stockholders until the offering and distribution of the Registrable Securities owned by such Stockholder or Stockholders may recommence in accordance with the terms hereof and applicable law.

3.3 Expenses. All expenses incurred in connection with any registration statement or registered offering covering shares held by Stockholders, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel (including the fees and disbursements of a single outside counsel firm for Stockholders) and of the independent certified public accountants, and the expense of qualifying such shares under state blue sky laws, will be borne by the Company. However, underwriters’, brokers’ and dealers’ discounts and commissions applicable to shares sold for the account of a Stockholder will be borne by such Stockholder.

ARTICLE IV

FACILITATING REGISTRATIONS AND OFFERINGS

4.1 Registration Statements. In connection with each registration statement as to which piggyback rights otherwise apply, the Company will:

(a) (i) prepare and file with the SEC a registration statement covering the applicable shares, (ii) file amendments thereto as warranted, (iii) seek the effectiveness thereof, and (iv) file with the SEC prospectuses and prospectus supplements as may be required, all in consultation with the Stockholders and as reasonably necessary in order to permit the offer and sale of the such shares in accordance with the applicable plan of distribution;

(b) (1) within a reasonable time prior to the filing of any registration statement, any prospectus, any amendment to a registration statement, amendment or supplement to a prospectus or any free writing prospectus, provide copies of such documents to the selling Stockholders and to the underwriter or underwriters of an underwritten offering, if applicable, and to their respective counsel; fairly consider such reasonable changes in any such documents prior to or after the filing thereof as the counsel to the Stockholders or the underwriter or the underwriters may request; and make such of the representatives of the Company as shall be reasonably requested by the selling Stockholders or any underwriter available for discussion of such documents;

(2) within a reasonable time prior to the filing of any document which is to be incorporated by reference into a registration statement or a prospectus, provide copies of such document to counsel for the Stockholders and underwriters; fairly consider such reasonable changes in such document prior to or after the filing thereof as counsel for such Stockholders or such underwriter shall request; and make such of the representatives of the Company as shall be reasonably requested by such counsel available for discussion of such document;

(c) use all reasonable efforts to cause each registration statement and the related prospectus and any amendment or supplement thereto, as of the effective date of such registration statement, amendment or supplement and during the distribution of the registered shares (x) to comply in all material respects with the requirements of the Securities Act and the rules and regulations of the SEC and (y) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(d) notify each Stockholder promptly, and, if requested by such Stockholder, confirm such advice in writing, (i) when a registration statement has become effective and when any post-effective amendments and supplements thereto become effective if such registration statement or post-effective amendment is not automatically effective upon filing pursuant to Rule 462 under the Securities Act, (ii) of the issuance by the SEC or any state securities authority of any stop order, injunction or other order or requirement suspending the effectiveness of a registration statement or the initiation of any proceedings for that purpose, (iii) if, between the effective date of a registration statement and the closing of any sale of securities covered thereby pursuant to any agreement to which the Company is a party, the representations and warranties of the Company contained in such agreement cease to be true and correct in all material respects or if the Company receives any notification with respect to the suspension of the qualification of the shares for sale in any jurisdiction or the initiation of any proceeding for such purpose, and (iv) of the happening of any event during the period a registration statement is effective as a result of which such registration statement or the related Prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

(e) furnish counsel for each underwriter, if any, and for the Stockholders copies of any correspondence with the SEC or any state securities authority relating to the registration statement or prospectus;

(f) otherwise use all reasonable efforts to comply with all applicable rules and regulations of the SEC, including making available to its security holders an earnings statement covering at least 12 months which shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar provision then in force); and

(g) use all reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of a registration statement at the earliest possible time.

ARTICLE V

INDEMNIFICATION

5.1 Indemnification by the Company. In the event of any registration under the Securities Act by any registration statement pursuant to rights granted in this Agreement of shares held by Stockholders, the Company will hold harmless Stockholders and each underwriter of such securities and each other person, if any, who controls any Stockholder or such underwriter within the meaning of the Securities Act, against any losses, claims, damages, or liabilities (including legal fees and costs of court), joint or several, to which Stockholders or such underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages, or liabilities (or any actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact (i) contained, on its effective date, in any registration statement under which such securities were registered under the Securities Act or any amendment or supplement to any of the foregoing, or which arise out of or are based upon the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) contained in any preliminary prospectus, if used prior to the effective date of such registration statement, or in the final prospectus (as amended or supplemented if the Company shall have filed with the SEC any amendment or supplement to the final prospectus), or which arise out of or are based upon the omission or alleged omission (if so used) to state a material fact required to be stated in such prospectus or necessary to make the statements in such prospectus not misleading; and will reimburse Stockholders and each such underwriter and each such controlling person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, or liability; provided, however, that the Company shall not be liable to any Stockholder or its underwriters or controlling persons in any such case to the extent that any such loss, claim, damage, or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement or such amendment or supplement, in reliance upon and in conformity with information furnished to the Company through a written instrument duly executed by Stockholders or such underwriter specifically for use in the preparation thereof.

5.2 Indemnification by Stockholders. Each Stockholder will indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 5.1) the Company, each director of the Company, each officer of the Company who shall sign the registration statement, and any person who controls the Company within the meaning of the Securities Act, (i) with respect to any statement or omission from such registration statement, or any amendment or supplement to it, if such statement or omission was made in reliance upon and in conformity with information furnished to the Company through a written instrument duly executed by such Stockholder specifically regarding such Stockholder for use in the preparation of such registration statement or amendment or supplement, and (ii) with respect to compliance by Stockholders with applicable laws in effecting the sale or other disposition of the securities covered by such registration statement. In no event shall the liability of any selling Stockholder of shares hereunder be greater in amount than the dollar amount of the proceeds actually received by such Stockholder upon the sale of the shares giving rise to such indemnification obligation.

5.3 Indemnification Procedures. Promptly after receipt by an indemnified party of notice of the commencement of any action involving a claim referred to in the preceding Sections of this Article VI, the indemnified party will, if a resulting claim is to be made or may be made against and indemnifying party, give written notice to the indemnifying party of the commencement of the action. The failure of any indemnified party to give notice shall not relieve the indemnifying party of its obligations in this Article V, except to the extent that the indemnifying party is actually prejudiced by the failure to give notice. If any such action is brought against an indemnified party, the indemnifying party will be entitled to participate in and to assume the defense of the action with counsel reasonably satisfactory to the indemnified party, and after notice from the indemnifying party to such indemnified party of its election to assume defense of the action, the indemnifying party will not be liable to such indemnified party for any legal or other expenses incurred by the latter in connection with the action’s defense. An indemnified party shall have the right to employ separate counsel in any action or proceeding and participate in the defense thereof, but the fees and expenses of such counsel shall be at such indemnified party’s expense unless (a) the employment of such counsel has been specifically authorized in writing by the indemnifying party, which authorization shall not be unreasonably withheld, (ii) the indemnifying party has not assumed the defense and employed counsel reasonably satisfactory to the indemnified party within 30 days after notice of any such action or proceeding, or (iii) the named parties to any such action or proceeding (including any impleaded parties) include the indemnified party and the indemnifying party and the indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to the indemnified party that are different from or additional to those available to the indemnifying party (in which case the indemnifying party shall not have the right to assume the defense of such action or proceeding on behalf of the indemnified party), it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to all local counsel which is necessary, in the good faith opinion of both counsel for the indemnifying party and counsel for the indemnified party in order to adequately represent the indemnified parties) for the indemnified party and that all such fees and expenses shall be reimbursed as they are incurred upon written request and presentation of invoices. Whether or not a defense is assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its consent. No indemnifying party will consent to entry of any judgment or enter into any settlement which (i) does not include as an unconditional term the giving by the claimant or plaintiff, to the indemnified party, of a release from all liability in respect of such claim or litigation or (ii) involves the imposition of equitable remedies or the imposition of any non-financial obligations on the indemnified party.

5.4 Contribution. If the indemnification required by this Article VI from the indemnifying party is unavailable to or insufficient to hold harmless an indemnified party in respect of any indemnifiable losses, claims, damages, liabilities, or expenses, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities, or expenses in such proportion as is appropriate to reflect (i) the relative benefit of the indemnifying and indemnified parties and (ii) if the allocation in clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect the relative benefit referred to in clause (i) and also the relative fault of the indemnified and indemnifying parties, in connection with the actions which resulted in such losses, claims, damages, liabilities, or expenses, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and the indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact, has been made by, or relates to information supplied by, such indemnifying party or parties, and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities, and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding. The Company and the Stockholders agree that it would not be just and equitable if contribution pursuant to this Section 5.4 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the prior provisions of this Section 5.4.

Notwithstanding the provisions of this Section 5.4, no indemnifying party shall be required to contribute any amount in excess of the amount by which the total price at which the securities were offered to the public by the indemnifying party exceeds the amount of any damages which the indemnifying party has otherwise been required to pay by reason of an untrue statement or omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such a fraudulent misrepresentation.

ARTICLE VI

MISCELLANEOUS

6.1 Notices. Any notices, consents or other communications required to be sent or given hereunder by any of the parties shall in every case be in writing and shall be deemed properly served if and when (a) delivered by hand, (b) transmitted by e-mail or other means of electronic transmission, or (c) delivered by Federal Express or other express overnight delivery service, or (d) sent by registered or certified mail, return receipt requested, to the parties at the addresses as set forth below or at such other addresses as may be furnished in writing:

(a)	If to the Company, to:

Patriot National, Inc.

401 E. Las Olas Blvd., Suite

1650 Fort Lauderdale, FL

33301 Attn: Christopher A.

Pesch Phone: (954) 670-2941

Email: cpesch@patnat.com

with a copy (which shall not constitute notice to the Company) to:

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

Attn: Gary Horowitz

Phone: (212) 455-7113

Email: ghorowitz@stblaw.com

or to such other person or address as the Company shall furnish to the Stockholders in writing;

(b)	If to the Stockholders, to:

Mr. Brandon G. Phillips,

1027 Sand Castle Road

Sanibel, FL 33957

Phone: (239) 476-0050

Email: brandongradyphillips@gmail.com

and

In Touch Holdings LLC

16600 Bear Cub Court

Fort Myers, Florida 33908

Attn: Austin J. Shanfelter, Manager

Phone: (941) 416-5365

Email: ashanfelter@comcast.net

with a copy (which shall not constitute notice to the Stockholders) to:

Montello Law

2750 NE 185th Street, Suite 201

Aventura, FL 33180

Attn: Louis R. Montello, Esquire

Phone: (305) 682-2000

Email: lmontello@montellolaw.com

Date of service of such notice shall be (i) the date such notice is delivered by hand, e-mail or other form of electronic transmission, (ii) one Business Day following the delivery by express overnight delivery service, or (iii) three (3) Business Days after the date of mailing if sent by certified or registered mail.

6.2 Severability. The unenforceability or invalidity of any provision of this Agreement shall not affect the enforceability or validity of any other provision. Upon such determination that any term or other provision is unenforceable or invalid, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a legally acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

6.3 Counterparts; Facsimile Signatures. This Agreement may be executed simultaneously in multiple counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. This Agreement, any and all agreements and instruments executed and delivered in accordance herewith, along with any amendments hereto or thereto, to the extent signed and delivered by means of e-mail, facsimile or other means of electronic transmission, shall be treated in all manner and respects and for all purposes as an original signature, agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person.

6.4 Governing Law. All matters relating to the interpretation, construction, validity and enforcement of this Agreement shall be governed by and construed in accordance with the domestic laws of the State of Florida without giving effect to any choice or conflict of law provision or rule (whether of the State of Florida or any other jurisdiction) that would cause the application of Laws of any jurisdiction other than the State of Florida.

6.5 Headings. The section headings of this Agreement are included for reference purposes only and shall not affect the construction or interpretation of any of the provisions of this Agreement.

6.6 Entire Agreement; No Transfer of Rights. This Agreement sets forth the entire understanding of the parties with respect to the transactions contemplated hereby, supersede all prior discussions, understandings, agreements and representations and shall not be modified or affected by any prior offer, proposal, statement or representation, oral or written, made by or for any party in connection with the negotiation of the terms hereof. This Agreement may be modified only by subsequent instruments signed by the parties hereto. The rights granted to the Stockholders under this Agreement are not transferable.

6.7 Submission to Jurisdiction. EACH OF THE PARTIES SUBMITS TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT SITTING IN BROWARD COUNTY, FLORIDA IN ANY ACTION OR PROCEEDING ARISING OUT OF, OR RELATING TO, THIS AGREEMENT, AGREES THAT ALL CLAIMS IN RESPECT OF THE ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND AGREES NOT TO BRING ANY ACTION OR PROCEEDING ARISING OUT OF, OR RELATING TO, THIS AGREEMENT IN ANY OTHER COURT. EACH OF THE PARTIES WAIVES ANY DEFENSE OF INCONVENIENT FORUM TO THE MAINTENANCE OF ANY ACTION OR PROCEEDING SO BROUGHT AND WAIVES ANY BOND, SURETY OR OTHER SECURITY THAT MIGHT BE REQUIRED OF ANY OTHER PARTY WITH RESPECT THERETO. EACH PARTY AGREES THAT A FINAL JUDGMENT IN ANY ACTION OR PROCEEDING SO BROUGHT SHALL BE CONCLUSIVE AND MAY BE ENFORCED BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

6.8 Waiver of Jury Trial. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, EACH PARTY HEREBY IRREVOCABLY WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING IN WHOLE OR IN PART UNDER, RELATED TO, BASED ON OR IN CONNECTION WITH THIS AGREEMENT OR THE SUBJECT MATTER HEREOF, WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER SOUNDING IN TORT OR CONTRACT OR OTHERWISE. ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 6.8 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

6.9 Amendments. This Agreement may be amended only by an instrument in writing executed by the Company and the Stockholders. Any such amendment will apply to all Stockholders equally, without distinguishing between them. This Agreement will terminate as to any Stockholder on the earlier of (i) when it no longer holds any shares and (ii) the date that is two years from the date hereof.

[Remainder of page intentionally left blank. Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

PATRIOT NATIONAL, INC.

By:	/s/ Steven M. Mariano
Name:	Steven M. Mariano
Title:	President & Chief Executive Officer

[Signature Page to Registration Rights Agreement]

STOCKHOLDERS:

In Touch Holdings LLC

By:	/s/ Austin Shanfelter
Name:	Austin Shanfelter
Title:	Manager

By:	/s/ Brandon G. Phillips
Name:	Brandon G. Phillips

[Signature Page to Registration Rights Agreement]